UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2004

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2430.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On September 21, 2004, we held our 2004 Annual Meeting of Shareholders at our offices in Atlanta, Georgia. At the annual meeting, the shareholders approved a proposal for the adoption of the Global Payments Inc. 2005 Incentive Plan. The vote on the proposal included 21,971,086 shares of common stock voted in favor of the adoption of the plan, 10,988,569 shares of common stock voted against the proposal and 141,279 shares of common stock abstained from voting on this proposal.

The purpose of the plan is to provide our employees, officers, directors and consultants with an incentive for outstanding performance. Subject to adjustment as provided in the plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the plan is 4,000,000, except that each share of stock issued pursuant to an award other than a stock option or stock appreciation right shall reduce the number of shares available by two shares. The full text of the Global Payments Inc. 2005 Incentive Plan is included as Exhibit 10 to this Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10	Global Payments Inc. 2005 Incentive Plan

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: September 24, 2004	By:	/s/ James G. Kelly
James G. Kelly
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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